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                                                                   Exhibit 10.29

                                          Effective as of January 3, 2000

Robert C. Bishop, Ph.D.
47 Carisbrooke Road
Wellesley, MA 02481

Dear Bob:

      This will confirm our agreement pursuant to which you will act as a consultant to us ("AutoImmune").

      As a consultant, you will provide senior management services to AutoImmune. Your services will include technology licensing; assistance in the preparation of press releases; assistance in the preparation of AutoImmune's filings with the Securities and Exchange Commission; assistance in the preparation of AutoImmune's proxy statement and annual report to stockholders; supervision of persons responsible for AutoImmune's financial statements; and assistance to AutoImmune's Board of Directors with respect to strategic planning and initiatives.

      For these services, AutoImmune shall pay you at the rate of two hundred dollars ($200) per hour but in no event more than one thousand, six hundred dollars ($1,600) per day. You shall be paid for your services within thirty (30) days after AutoImmune's receipt of your invoice for such services. Such invoice shall be accompanied by a report setting forth in reasonable detail the nature of your activities and time spent. You shall also be reimbursed for expenses incurred by you in the performance of your services under this agreement to the extent these expenses were approved in advance by AutoImmune and upon submission of appropriate documentation.

      This agreement may be terminated by either you or AutoImmune effective upon thirty (30) days' prior written notice.

      Your status as a consultant to AutoImmune will be that of an Independent contractor and not as an employee of AutoImmune.

      This agreement constitutes the entire agreement between us with respect to the subject matter hereof and may not be modified or changed or its provisions waived, except by an agreement in writing. This agreement shall inure to the benefit of and be binding upon our respective heirs, personal representatives, successors and assigns.
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      If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to AutoImmune the enclosed copy of this letter.

                                  Very truly yours,

                                  AUTOIMMUNE INC.


                                  By /s/ Allan R. Ferguson
                                     -----------------------
                                     Allan R. Ferguson
                                     Chairman of the Compensation
                                     Committee of the Board of Directors

AGREED:


/s/ Robert C. Bishop
-----------------------
Robert C. Bishop, Ph.D.


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